Exhibit 99.1

FEDNAT HOLDING COMPANY ANNOUNCES CLOSING OF

OFFERING OF CONVERTIBLE SENIOR UNSECURED NOTES DUE 2026

Sunrise, Florida, April 20, 2021 – FedNat Holding Company (NASDAQ: FNHC) (the “Company”), a regional insurance holding company, announced that it has closed a private offering of $21 million aggregate principal amount of its 5.00% convertible senior unsecured notes due 2026 (the “Notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

The Notes will be senior unsecured obligations of the Company, pay interest semiannually in cash on April 15 and October 15 of each year at a rate of 5.00% per annum and will mature on April 19, 2026 (the “Maturity Date”), unless earlier converted or repurchased in accordance with their terms.

The Notes will be convertible in part or in whole at the option of the holders at any time until the close of business on the second trading day prior to the Maturity Date into shares of the Company’s common stock at an initial conversion rate of 166.6667 shares of the Company’s common stock per $1,000 principal amount of the Notes (equivalent to an initial conversion price of $6.00 per share), subject to customary adjustments in certain circumstances.

The Company will not have the right to redeem the Notes prior to the Maturity Date. Holders of Notes may require the Company to purchase their Notes upon a Change of Control (as defined in the indenture governing the Notes) at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the date of purchase.

The Company will use the net proceeds for general corporate purposes, including to provide additional liquidity in its holding company to be available for future capital contributions to its insurance company subsidiaries, if necessary.

The Company also successfully received and accepted consents from holders representing a majority in principal amount of its senior unsecured notes due 2029 (“2029 Notes”). The Company solicited consents from holders of the 2029 Notes permitting the Company to amend certain covenants in the indenture governing the 2029 Notes related to the maximum debt-to-capital ratio and Restricted Payments (as defined in the indenture governing the 2029 Notes). In connection with the consents, the interest rate payable on the 2029 Notes will be increased by 0.25% to 7.75% per annum, payable to all holders of the 2029 Notes effective March 15, 2021.

Piper Sandler & Co. served as sole placement agent for the offering, and as sole solicitation agent for the consent solicitation.

The offering of the Notes has not been registered under the Securities Act. The Company has offered and sold the Notes only to qualified institutional buyers (as defined in Rule 144A under the Securities Act) and institutional accredited investors (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) in reliance upon the exemption under Section 4(a)(2) of the Securities Act and the provisions of Rule 506(b) of Regulation D promulgated thereunder.

About the Company

FedNat Holding Company is a regional insurance holding company that controls substantially all aspects of the insurance underwriting, distribution and claims processes through its subsidiaries and contractual relationships with independent agents and general agents. The Company, through its wholly owned subsidiaries FedNat Insurance Company, Maison Insurance Company, and Monarch National Insurance Company, is focused on providing homeowners insurance in Florida, Texas, Louisiana, Alabama, South Carolina and Mississippi. More information is available at https://www.fednat.com/investor-relations/.

Forward-Looking Statements

Except for historical information contained herein, this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements, including those factors described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the Securities and Exchange Commission.

Contacts

Michael H. Braun, CEO (954) 308-1322

Ronald Jordan, CFO (954) 308-1363

Bernard Kilkelly, Investor Relations (954) 308-1409

or investorrelations@fednat.com

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